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                                                                   EXHIBIT 23(b)

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-03343) and Form S-8 (Nos. 2-88940, 33-20421, 33-29351,
33-49052, 33-59580, 333-03293, 333-19697, 333-53877, 333-53879 and 333-53881) of
The BFGoodrich Company, of our report dated September 11, 1997, on our audit of Rohr, Inc. for the year ended July 31, 1996 appearing in this Current Report on Form 8-K of The BFGoodrich Company to be filed with the Securities and Exchange Commission on or about February 24, 1999.

                                            DELOITTE & TOUCHE LLP

San Diego, California
February 23, 1999